UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 8, 2016

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 8, 2016, SM Energy Company (the “Company”) entered into a Sixth Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), and the institutions named therein as lenders. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Amendment or the Credit Agreement, as applicable.

Pursuant to the Amendment, and as part of the regular, semi-annual redetermination process, the Borrowing Base was determined to be $1,250,000,000.00.

The Amendment also modifies the Credit Agreement as follows:

(i)    the definition of Applicable Margin was modified, with per annum rates ranging between 1.75% and 2.75% for Eurodollar Loans and 0.75% and 1.75% for ABR Loans and Swingline Loans, depending on the Borrowing Base utilization;

(ii)    a prepayment provision was added, which requires, in the event that the Company has in excess of $150,000,000 of cash or cash equivalents and subject to certain exceptions, the Company to prepay Borrowings in an amount equal to the Company’s cash or cash equivalents in excess of $150,000,000;

(iii)    the required percentage of title information related to Oil and Gas Properties evaluated in the most recently completed reserve report was increased to 80% of the value of the Borrowing Base;

(iv)    the required percentage of Oil and Gas Properties subject to a mortgage was increased to 90% of the PV-9 value of the Oil and Gas Properties evaluated in the most recently completed reserve report;

(v)    a Senior Secured Debt to EBITDAX ratio maintenance covenant of not more than 2.75 and an interest coverage ratio maintenance covenant of not less than 2.00 were added and the Total Debt to EBITDAX ratio maintenance covenant was deleted;

(vi)     certain modifications were made to the debt incurrence and permitted liens covenants, as more fully described in the Amendment;

(vii)    a restriction was added prohibiting the Company from voluntarily Redeeming any unsecured notes in excess of $300,000,000, subject to certain exceptions as more fully described in the Amendment; and

(viii)    the amount of common stock that the Company is permitted to repurchase was modified, as more fully described in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01    Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 13, 2016, the Company issued a press release announcing the amendment to the Credit Agreement and its realized prices for the first quarter of 2016. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Sixth Amendment to Fifth Amended and Restated Credit Agreement, dated April 8, 2016, among SM Energy Company, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto

99.1
Press release of the Company dated April 13, 2016, entitled “SM Energy Announces Amendment to Revolving Credit Facility, Previews First Quarter 2016 Realized Prices, and Schedules First Quarter Earnings Call”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	April 13, 2016	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary